AGREEMENT AND PLAN OF REORGANIZATION

The Board of Trustees of MainStay Funds Trust, a Delaware statutory trust, and the Board of Directors of ICAP Funds, Inc., a Maryland corporation, (collectively, the “Boards”), deem it advisable that each series of the MainStay Funds Trust listed on Schedule A (each an “Acquiring Fund”), and each corresponding series of ICAP Funds, Inc. listed on Schedule A (each an “Acquired Fund”), engage in the reorganizations described below.

This agreement is intended to be and is adopted as a plan of reorganization and liquidation (the “Plan”) within the meaning of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended (the “Code”).  The reorganization and liquidation will consist of the transfer of all of the assets of each Acquired Fund to the corresponding Acquiring Fund in exchange solely for (as applicable) Investor Class, Class A, Class B, Class I, Class R1, Class R2, and Class R3 shares of beneficial interest of the Acquiring Fund (“Acquiring Fund Shares”), the assumption by the Acquiring Fund of all liabilities of the Acquired Fund, and the distribution of the Acquiring Fund Shares to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund, as provided herein (“Reorganization”), all upon the terms and conditions hereinafter set forth in this Plan.

WHEREAS, each Acquired Fund and Acquiring Fund is a series of an open-end, registered investment company of the management type and each Acquired Fund owns securities that generally are assets of the character in which the corresponding Acquiring Fund is permitted to invest;

WHEREAS, the Board of Trustees of MainStay Funds Trust has determined, with respect to each Acquiring Fund, that the exchange of all of the assets of the corresponding Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of such Acquiring Fund and its shareholders and that the interests of the existing shareholders of the Acquiring Fund would not be diluted as a result of this transaction; and

WHEREAS, the Board of Directors of ICAP Funds, Inc. has determined, with respect to each Acquired Fund, that the exchange of all of the assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the corresponding Acquiring Fund is in the best interests of the Acquired Fund and its shareholders and that the interests of the existing shareholders of the Acquired Fund would not be diluted as a result of this transaction;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.
Transfer of Assets of each Acquired Fund to the corresponding Acquiring Fund in Exchange for Acquiring Fund Shares, the Assumption of all of the Acquired Fund’s Liabilities and the Liquidation of the Acquired Fund

1.1           Subject to the requisite approvals and the other terms and conditions herein set forth and on the basis of the representations and warranties contained herein, each Acquired Fund agrees to transfer all of its respective assets, as set forth in paragraph 1.2, to the corresponding Acquiring Fund, and the Acquiring Fund agrees in exchange therefor: (i) to deliver to the Acquired Fund the number of full and fractional Investor Class, Class A, Class B, Class I, Class R1, Class R2, and Class R3 Acquiring Fund Shares (as applicable), determined by dividing the value of the Acquired Fund’s net assets, computed in the manner and as of the time and date set forth in paragraph 2.1, by the net asset value of one Acquiring Fund Share of the corresponding class, computed in the manner and as of the time and date set forth in paragraph 2.2; and (ii) to assume all liabilities of the Acquired Fund, as set forth in paragraph 1.3.  Such transactions shall take place on the date of the closing provided for in paragraph 3.1 (“Closing Date”).

1.2           The assets of each Acquired Fund to be acquired by the corresponding Acquiring Fund shall consist of all assets and property, including, without limitation, all cash, securities, commodities and futures interests and dividends or interests receivable that are owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the Closing Date (collectively, “Assets”).

1.3           Each Acquired Fund will endeavor to discharge all of its liabilities and obligations prior to the Closing Date.  Each Acquiring Fund shall also assume all of the liabilities of the corresponding Acquired Fund, whether accrued or contingent, known or unknown, existing at the Valuation Date as defined in paragraph 2.1 (collectively, “Liabilities”).

1.4           Immediately after the transfer of assets provided for in paragraph 1.1, each Acquired Fund will distribute to its respective shareholders of record with respect to each class of shares, determined as of immediately after the close of business on the Closing Date (“Acquired Fund Shareholders”), on a pro rata basis within that class, the Acquiring Fund Shares of the corresponding class received by the Acquired Fund pursuant to paragraph 1.1, and will completely liquidate.  Such distribution and liquidation will be accomplished, with respect to each class of the Acquired Fund’s shares, by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund Shareholders.  The aggregate net asset value of Investor Class, Class A, Class B, Class I, Class R1, Class R2, and Class R3 Acquiring Fund Shares (as applicable),  to be so credited to Investor Class, Class A, Class B, Class I, Class R1, Class R2, and Class R3 Acquired Fund Shareholders, respectively, shall, with respect to each class, be equal to the aggregate net asset value of the shares of common stock of the Acquired Fund (“Acquired Fund Shares”) of the corresponding class owned by Acquired Fund Shareholders on the Closing Date.  All issued and outstanding shares of the Acquired Funds will simultaneously be redeemed and canceled on the books of the Acquired Funds, although share certificates representing interests in Investor Class, Class A, Class B, Class I, Class R1, Class R2, and Class R3 shares of the Acquired Funds will represent a number of the corresponding class of Acquiring Fund Shares after the Closing Date, as determined in accordance with paragraph 2.3.  The Acquiring Funds shall not issue certificates representing the Investor Class, Class A, Class B, Class I, Class R1, Class R2, and Class R3 Acquiring Fund Shares in connection with such exchange.

1.5           Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Funds’ Transfer Agent, as defined in paragraph 3.3.  Shares of each Acquiring Fund will be issued in the manner described in the Acquiring Fund’s current prospectus.

1.6           Any reporting responsibility of the Acquired Funds, including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the Securities and Exchange Commission (“SEC”), any state securities commission, and any Federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Funds up to and including the Closing Date.

2.           Valuation

2.1           The value of the Assets shall be the value of such Assets computed as of immediately after the close of business of the New York Stock Exchange and after the declaration of any dividends on the Closing Date (such time and date being hereinafter called the “Valuation Date”), using the valuation procedures set forth in the then-current prospectuses and statements of additional information with respect to the Acquired Funds, and valuation procedures established by the Acquired Funds’ Board of Directors.

2.2           The net asset value of an Acquiring Fund Share shall be the net asset value per share computed with respect to that class as of the Valuation Date, using the valuation procedures set forth in the Acquiring Funds’ then-current prospectuses and statements of additional information, each as may be supplemented, and valuation procedures established by the Acquiring Funds’ Board.

2.3           The number of the Investor Class, Class A, Class B, Class I, Class R1, Class R2, and Class R3 Acquiring Fund Shares (as applicable), to be issued (including fractional shares, if any) in exchange for each Acquired Fund’s Assets shall be determined with respect to each such class by dividing the value of the net assets with respect to the Investor Class, Class A, Class B, Class I, Class R1, Class R2, and Class R3 Acquired Fund Shares, as the case may be, determined using the same valuation procedures referred to in paragraph 2.1, by the net asset value of an Acquiring Fund Share of the same class, determined in accordance with paragraph 2.2.

2.4           All computations of value shall be made by New York Life Investment Management LLC (“New York Life Investments”), in its capacity as administrator for the Acquired Funds and the Acquiring Funds, and shall be subject to confirmation by each Fund’s record keeping agent and by each Fund’s independent accountants.

3.           Closing and Closing Date

3.1           The Closing Date shall be February 26, 2010 or such other date as the parties may agree.  All acts taking place at the closing of the transactions provided for in this Plan (“Closing”) shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties.  The close of business on the Closing Date shall be as of 4:00 p.m. Eastern time.  The Closing shall be held at the offices of the Funds or at such other time and/or place as the parties may agree.

3.2           ICAP Funds, Inc. shall direct State Street Bank and Trust Company as custodian for the Acquired Funds (“Custodian”), to deliver, at the Closing, a certificate of an authorized officer stating that the Assets of each Acquired Fund shall have been delivered in proper form to the corresponding Acquiring Fund within two business days prior to or on the Closing Date.  The Acquired Funds’ portfolio securities represented by a certificate or other written instrument shall be presented by the Custodian to those persons at the Custodian who have primary responsibility for the safekeeping of the assets of the Acquiring Funds, which Custodian also serves as the custodian for the Acquiring Fund.  Such presentation shall be made for examination no later than five business days preceding the Closing Date, and shall be transferred and delivered by the Acquired Funds as of the Closing Date for the accounts of the respective Acquiring Funds duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof.  The Custodian shall deliver to those persons at the Custodian who have primary responsibility for the safekeeping of the assets of the Acquiring Funds as of the Closing Date by book entry, in accordance with the customary practices of the Custodian and of each securities depository, as defined in Rule 17f-4 under the Investment Company Act of 1940, as amended (“1940 Act”), in which the Acquired Funds’ Assets are deposited, the Acquired Funds’ Assets deposited with such depositories.  The cash to be transferred by the Acquired Funds shall be delivered by wire transfer of Federal funds on the Closing Date.

3.3           ICAP Funds, Inc. shall direct NYLIM Service Company LLC, in its capacity as transfer agent for the Acquired Funds (“Transfer Agent”), to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Acquired Fund Shareholders and the number and percentage ownership of outstanding Investor Class, Class A, Class B, Class I, Class R1, Class R2, and Class R3 shares owned by each such shareholder immediately prior to the Closing.  The Acquiring Funds shall issue and deliver to the Secretary of the Acquired Funds prior to the Closing Date a confirmation evidencing that the appropriate number of Acquiring Fund Shares will be credited to the respective Acquired Funds on the Closing Date, or provide other evidence satisfactory to the Acquired Funds as of the Closing Date that such Acquiring Fund Shares have been credited to the Acquired Funds’ accounts on the books of the Acquiring Funds.  At the Closing each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

3.4           In the event that on the Valuation Date (a) the New York Stock Exchange or another primary trading market for portfolio securities of the Acquiring Funds or the Acquired Funds (each, an “Exchange”) shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Boards, accurate appraisal of the value of the net assets of the Acquired Funds or the Acquiring Funds is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

3.5           Prior to Closing, with respect to each Acquiring Fund, the MainStay Funds Trust shall have authorized the issuance of and shall have issued an Acquiring Fund Share to New York Life Investments in consideration of the payment of the offering price of such Acquiring Fund Share, as determined by the MainStay Funds Trust’s Board, for the purpose of enabling New York Life Investments (a) to vote to approve (i) the investment management agreement and any investment subadvisory agreement applicable to such Acquiring Fund, (ii) approve any plan adopted by an Acquiring Fund pursuant to Rule 12b-1 under the 1940 Act;  and (iii) to the extent that an Acquired Fund’s shareholders has previously authorized such Acquired Fund to operate in accordance with the terms and conditions of the Funds’ “manager of managers” exemptive order received from the SEC, approve the operations of the corresponding Acquiring Fund in accordance with the terms and conditions of the Funds’ “manager of managers” exemptive order received from the SEC; and (b) take such other steps related to the inception of operations of such Acquiring Fund as deemed necessary or appropriate by the Board of the MainStay Funds Trust. At the effective time of Closing, the Acquiring Fund Share issued pursuant to this paragraph 3.5 shall be redeemed by the Acquiring Fund at the offering price of an Acquiring Fund Share.

4.           Representations and Warranties

4.1                Except as has been fully disclosed to the Acquiring Funds in a written instrument executed by an officer of ICAP Funds, Inc., ICAP Funds, Inc., on behalf of the Acquired Funds, represents and warrants to the Acquiring Funds, as follows:

(a)
The Acquired Funds are each duly organized as a series of ICAP Funds, Inc., which is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with power under ICAP Funds, Inc.’s Articles of Incorporation and By-Laws, as amended from time to time, to own all of its Assets and to carry on its business as it is now being conducted; and

(b)
ICAP Funds, Inc. is a registered investment company classified as a management company of the open-end type, and its registration with the SEC as an investment company under the 1940 Act, and the registration of Investor Class, Class A, Class B, Class I, Class R1, Class R2, and Class R3 Acquired Fund Shares under the Securities Act of 1933, as amended (“1933 Act”), is in full force and effect;

(c)
No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquired Funds of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the Securities Exchange Act of 1934, as amended (“1934 Act”), and the 1940 Act, and such as may be required by state securities laws;

(d)
The current prospectuses and statements of additional information of the Acquired Funds and each prospectus and statement of additional information of the Acquired Funds used at all times prior to the date of this Plan conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the SEC thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

(e)
On the Closing Date, ICAP Funds, Inc., on behalf of the Acquired Funds, will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such Assets, MainStay Funds Trust, on behalf of the Acquiring Funds, will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act, other than as disclosed to the Acquiring Funds;

(f)
ICAP Funds, Inc. is not engaged currently, and the execution, delivery and performance of this Plan will not result, in (i) a material violation of its Articles of Incorporation or By-Laws, or of any agreement, indenture, instrument, contract, lease or other undertaking to which ICAP Funds, Inc., on behalf of the Acquired Funds, is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which ICAP Funds, Inc., on behalf of the Acquired Funds, is a party or by which it is bound;

(g)
All material contracts or other commitments of the Acquired Funds (other than this Plan and certain investment contracts, including options, futures, and forward contracts) will terminate without liability to the Acquired Funds on or prior to the Closing Date;

(h)
Except as otherwise disclosed in writing to and accepted by MainStay Funds Trust, on behalf of the Acquiring Funds, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against any Acquired Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business.  ICAP Funds, Inc., on behalf of the Acquired Funds, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

(i)
The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets, and Schedule of Investments of the Acquired Funds dated October 31, 2009 have been audited by KPMG LLP, independent accountants, and are in accordance with accounting principles generally accepted in the United States of America (“GAAP”) consistently applied, and such statements (copies of which have been furnished to the Acquiring Funds) present fairly, in all material respects, the financial condition of the Acquired Funds as of such date in accordance with GAAP, and there are no known contingent liabilities of the Acquired Funds required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein;

(j)
Since October 31, 2009, there has not been any material adverse change in any Acquired Fund’s financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquiring Funds.  For the purposes of this subparagraph (j), a decline in net asset value per share of Acquired Fund Shares due to declines in market values of securities held by an Acquired Fund, the discharge of an Acquired Fund’s liabilities, or the redemption of an Acquired Fund’s shares by shareholders of the Acquired Fund shall not constitute a material adverse change;

(k)
On the Closing Date, all Federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquired Funds required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Acquired Funds’ knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(l)
For each taxable year of its operation, each Acquired Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company, has been (or will be) eligible to and has computed (or will compute) its Federal income tax under Section 852 of the Code;

(m)
All issued and outstanding shares of the Acquired Funds are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by ICAP Funds, Inc. and have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws.  All of the issued and outstanding shares of the Acquired Funds will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of the Acquired Funds, as provided in paragraph 3.3.  The Acquired Funds do not have outstanding any options, warrants or other rights to subscribe for or purchase any of the shares of the Acquired Funds, nor is there outstanding any security convertible into any of the Acquired Funds’ shares;

(n)
The execution, delivery and performance of this Plan will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Board of Directors, on behalf of the Acquired Funds, and, this Plan will constitute a valid and binding obligation of ICAP Funds, Inc., on behalf of the Acquired Funds, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles; and

(o)
The information to be furnished by the Acquired Funds for use in registration statements and other documents filed or to be filed with any Federal, state or local regulatory authority (including the Financial Industry Regulatory Authority), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto.

4.2               Except as has been fully disclosed to the Acquired Funds in a written instrument executed by an officer of MainStay Funds Trust, MainStay Funds Trust, on behalf of the Acquiring Funds, represents and warrants to the Acquired Funds, as follows:

(a)
The Acquiring Funds are each duly organized as series of MainStay Funds Trust, which is a statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware with power under its Declaration of Trust and By-Laws to own all of its properties and assets and to carry on its business as it is now being conducted;

(b)
MainStay Funds Trust is a registered investment company classified as a management company of the open-end type, and its registration with the SEC as an investment company under the 1940 Act and the registration of the Investor Class, Class A, Class B, Class I, Class R1, Class R2, and Class R3 Acquiring Fund Shares under the 1933 Act, is in full force and effect;

(c)
No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquiring Funds of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required by state securities laws;

(d)
The current prospectuses and statements of additional information of the Acquiring Funds and each prospectus and statement of additional information of the Acquiring Funds used at all times prior to the date of this Plan conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the SEC thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

(e)
On the Closing Date, MainStay Funds Trust, on behalf of the Acquiring Funds, will have good and marketable title to the Acquiring Funds’ assets, free of any liens or other encumbrances, except those liens or encumbrances as to which the Acquired Funds have received notice and necessary documentation at or prior to the Closing;

(f)
MainStay Funds Trust is not engaged currently, and the execution, delivery and performance of this Plan will not result, in (i) a material violation of its Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which MainStay Funds Trust, on behalf of the Acquiring Funds, is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which MainStay Funds Trust, on behalf of the Acquiring Funds, is a party or by which it is bound;

(g)
Except as otherwise disclosed in writing to and accepted by ICAP Funds, Inc., on behalf of the Acquired Funds, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the Acquiring Funds’ knowledge, threatened against any Acquiring Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect the Acquiring Fund’s financial condition or the conduct of its business.  MainStay Funds Trust, on behalf of the Acquiring Funds, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Acquiring Funds’ business or its ability to consummate the transactions herein contemplated;

(h)
Prior to the Closing Date, the Acquiring Funds will have carried on no business activity and will have had no assets or liabilities other than the payment received from New York Life Investments with respect to the initial Acquiring Fund Shares issued to New York Life Investments pursuant to paragraph 3.5 above.

(i)
The Acquiring Funds intend to meet the requirements of Subchapter M of the Code for qualification and treatment of each of the Acquiring Funds as a regulated investment company and shall not take any actions inconsistent with so qualifying as regulated investment companies under the Code in the future;

(j)
All issued and outstanding Acquiring Fund Shares are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by MainStay Funds Trust and have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws.  The Acquiring Funds do not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares;

(k)
The execution, delivery and performance of this Plan will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Board of Trustees of MainStay Funds Trust, on behalf of the Acquiring Funds, and this Plan will constitute a valid and binding obligation of the Acquiring Funds, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;

(l)
The Investor Class, Class A, Class B, Class I, Class R1, Class R2, and Class R3 Acquiring Fund Shares to be issued and delivered to the Acquired Fund, for the account of the Acquired Fund Shareholders, pursuant to the terms of this Plan, will on the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, and will be fully paid and non-assessable by the Acquiring Fund; and

(m)
The information to be furnished by the Acquiring Fund for use in the registration statements and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations applicable thereto.

5.           Covenants of the Acquiring Funds and the Acquired Funds

5.1           The Acquiring Funds and the Acquired Funds each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.

5.2           The Acquired Funds covenant that the Investor Class, Class A, Class B, Class I, Class R1, Class R2, and Class R3 Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Plan.

5.3           The Acquired Funds will assist the Acquiring Funds in obtaining such information as the Acquiring Funds reasonably request concerning the beneficial ownership of the Acquired Funds’ shares.

5.4           Subject to the provisions of this Plan, the Acquiring Funds and the Acquired Funds will each take, or cause to be taken, all action, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Plan.

5.5           As soon as is reasonably practicable after the Closing, each Acquired Fund will make a liquidating distribution to its respective shareholders consisting of the Investor Class, Class A, Class B, Class I, Class R1, Class R2, and Class R3 Acquiring Fund Shares (as applicable) received at the Closing.

5.6           The Acquiring Funds and the Acquired Funds shall each use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Plan as promptly as practicable.

5.7           ICAP Funds, Inc., on behalf of the Acquired Funds, covenants that it will, from time to time, as and when reasonably requested by the Acquiring Funds, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as MainStay Funds Trust, on behalf of the Acquiring Funds, may reasonably deem necessary or desirable in order to vest in and confirm (a) each Acquired Fund’s title to and possession of the Acquiring Fund Shares to be delivered hereunder, and (b) each Acquiring Fund’s title to and possession of all the Assets and otherwise to carry out the intent and purpose of this Plan.

5.8           The Acquiring Funds will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.

6.           Conditions Precedent to Obligations of the Acquired Funds

The obligations of ICAP Funds, Inc., on behalf of the Acquired Fund, to consummate the transactions provided for herein shall be subject, at ICAP Funds, Inc.’s election, to the performance by MainStay Funds Trust, on behalf of the Acquiring Funds, of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:

6.1           All representations and warranties of MainStay Funds Trust, on behalf of the Acquiring Funds, contained in this Plan shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Plan, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

6.2           MainStay Funds Trust, on behalf of the Acquiring Funds, shall have delivered to the Acquired Funds a certificate executed in the name of the Acquiring Funds by its President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to ICAP Funds, Inc., and dated as of the Closing Date, to the effect that the representations and warranties of MainStay Funds Trust, on behalf of the Acquiring Funds, made in this Plan are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Plan, and as to such other matters as ICAP Funds, Inc. shall reasonably request;

6.3           MainStay Funds Trust, on behalf of the Acquiring Funds, shall have performed all of the covenants and complied with all of the provisions required by this Plan to be performed or complied with by MainStay Funds Trust, on behalf of the Acquiring Funds, on or before the Closing Date; and

6.4           The Acquired Funds and the Acquiring Funds each shall have agreed on the number of full and fractional Investor Class, Class A, Class B, Class I, Class R1, Class R2, and Class R3 Acquiring Fund Shares (as applicable) to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.

7.           Conditions Precedent to Obligations of the Acquiring Fund

The obligations of MainStay Funds Trust, on behalf of the Acquiring Funds, to complete the transactions provided for herein shall be subject, at MainStay Funds Trust’s election, to the performance by ICAP Funds, Inc., on behalf of the Acquired Funds, of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

7.1           All representations and warranties of ICAP Funds, Inc., on behalf of the Acquired Funds, contained in this Plan shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Plan, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

7.2           ICAP Funds, Inc. shall have delivered to the Acquiring Funds a statement of each Acquired Fund’s Assets and Liabilities, as of the Closing Date, certified by the Treasurer of ICAP Funds, Inc.;

7.3           ICAP Funds, Inc., on behalf of the Acquired Funds, shall have delivered to the Acquiring Funds a certificate executed in the names of the Acquired Funds by its President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Acquiring Funds and dated as of the Closing Date, to the effect that the representations and warranties of ICAP Funds, Inc., on behalf of the Acquired Funds, made in this Plan are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Plan, and as to such other matters as MainStay Funds Trust shall reasonably request;

7.4           ICAP Funds, Inc., on behalf of the Acquired Funds, shall have performed all of the covenants and complied with all of the provisions required by this Plan to be performed or complied with by ICAP Funds, Inc., on behalf of the Acquired Funds, on or before the Closing Date; and

7.5           The Acquired Funds and the Acquiring Funds each shall have agreed on the number of full and fractional Investor Class, Class A, Class B, Class I, Class R1, Class R2, and Class R3 Acquiring Fund Shares (as applicable) to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.

8.	Further Conditions Precedent to Obligations of the Acquiring Funds and the Acquired Funds

If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to ICAP Funds, Inc., on behalf of the Acquired Funds, or MainStay Funds Trust, on behalf of the Acquiring Funds, the other party to this Plan shall, at its option, not be required to consummate the transactions contemplated by this Plan:

8.1           On the Closing Date no action, suit or other proceeding shall be pending or, to ICAP Funds, Inc.’s or MainStay Funds Trust’s knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Plan or the transactions contemplated herein;

8.2           All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by ICAP Funds, Inc. and MainStay Funds Trust to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Funds or the Acquired Funds, provided that either party hereto may for itself waive any of such conditions; and

8.3           The parties shall have received the opinion of counsel to ICAP Funds, Inc., on behalf of the Acquired Funds, substantially to the effect that, based upon certain facts, assumptions, and representations, the transaction contemplated by this Plan shall constitute a tax-free reorganization for Federal income tax purposes.  The delivery of such opinion is conditioned upon receipt by counsel to ICAP Funds, Inc. of representations it shall request of MainStay Funds Trust.  Notwithstanding anything herein to the contrary, ICAP Funds, Inc. and MainStay Funds Trust, on behalf of either the Acquired Fund or the Acquiring Fund, respectively, may not waive the condition set forth in this paragraph 8.3.

8.4           The parties shall have received the opinion of Venable LLP, counsel to ICAP Funds, Inc., on behalf of the Acquired Funds, dated as of the Closing Date, substantially to the effect that, based upon certain facts, assumptions, and representations:  (a) ICAP Funds, Inc. is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland; (b) the execution and delivery of the Agreement, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action of the ICAP Funds, Inc., on behalf of each Acquired Fund, and no approval by the stockholders of the ICAP Funds, Inc. is required in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated thereby;  (c) the execution and delivery of the Agreement by ICAP Funds, Inc., on behalf of each Acquired Fund, did not, and the consummation by the ICAP Funds, Inc. of the transactions contemplated thereby will not, violate any Maryland law, or the Charter or the Bylaws of ICAP Funds, Inc.; and (d) no consent, approval, authorization or order of any Maryland governmental authority is required to be made or obtained by the Company, on behalf of each Acquired Fund, in connection with (i) the execution and delivery of the Agreement by the Company, on behalf of each Acquired Fund, or (ii) the performance by the Company, on behalf of each Acquired Fund, of its obligations thereunder, except such as have been obtained or made. Notwithstanding anything herein to the contrary, ICAP Funds, Inc. and MainStay Funds Trust, on behalf of either the Acquired Funds or the Acquiring Funds, respectively, may not waive the condition set forth in this paragraph 8.4.

9.           Indemnification

9.1           MainStay Funds Trust, out of an Acquiring Fund’s assets and property, agrees to indemnify and hold harmless the corresponding Acquired Fund from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquired Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by such Acquiring Fund of any of its representations, warranties, covenants or agreements set forth in this Plan.

9.2           ICAP Funds, Inc., out of an Acquired Fund’s assets and property, agrees to indemnify and hold harmless the corresponding Acquiring Fund from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquiring Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by such Acquired Fund of any of its representations, warranties, covenants or agreements set forth in this Plan.

10.           Brokerage Fees and Expenses

10.1           The Acquiring Funds and the Acquired Funds represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein, other than any brokerage fees and expenses incurred in connection with the Reorganization.

10.2           The expenses relating to the proposed Reorganization will be borne by the Acquired Funds.  The costs of the Reorganization shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, if any, legal fees, accounting fees and securities registration fees.  Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a “regulated investment company” within the meaning of Section 851 of the Code.

11.           Entire Agreement; Survival of Warranties

11.1           MainStay Funds Trust and ICAP Funds, Inc. agree that they have not made any representation, warranty or covenant, on behalf of either the Acquiring Funds or the Acquired Funds, respectively, not set forth herein and that this Plan constitutes the entire agreement between the parties.

11.2           The representations, warranties and covenants contained in this Plan or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.  The covenants to be performed after the Closing and the obligations of the Acquired Funds and Acquiring Funds in Sections 9.1 and 9.2 shall survive the Closing.

12.           Termination

This Plan may be terminated and the transactions contemplated hereby may be abandoned by resolution of the Boards of MainStay Funds Trust and ICAP Funds, Inc., on behalf of any Acquiring Fund or Acquired Fund, respectively, at any time prior to the Closing Date, if circumstances should develop that, in the opinion of the Boards, make proceeding with the Plan with respect to such Acquiring Fund or Acquired Fund inadvisable.

13.           Amendments

This Plan may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of MainStay Funds Trust and ICAP Funds, Inc., on behalf of either the Acquiring Funds or the Acquired Funds, respectively.

14.           Notices

Any notice, report, statement or demand required or permitted by any provisions of this Plan shall be in writing and shall be given by facsimile, electronic delivery (i.e., e-mail) personal service or prepaid or certified mail addressed to the Funds, 169 Lackawanna Avenue, Parsippany, New Jersey 07054, Attn: Marguerite E. H. Morrison, in each case with a copy to Dechert LLP, 1775 I Street, N.W., Washington, D.C. 20006, Attn: Sander M. Bieber.

15.           Headings; Governing Law; Assignment; Limitation of Liability

15.1           The Article and paragraph headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

15.2           This Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.

15.3           This Plan shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Plan.  Except as expressly provided otherwise in this Plan, the parties hereto will bear the expenses relating to the Reorganization as set forth in Section 10.2.

IN WITNESS WHEREOF, each of the parties hereto has caused this Plan to be executed as of the 26th day of February, 2010.

MAINSTAY FUNDS TRUST On behalf of each Acquiring Fund listed on Schedule A:	ICAP FUNDS, INC. On behalf of each Acquired Fund listed on Schedule A:

By: /s/ Stephen P. Fisher	By: /s/ Stephen P. Fisher
Name: Stephen P. Fisher Title: President	Name: Stephen P. Fisher Title: President

SCHEDULE A

Acquired Funds, each a series of ICAP Funds, Inc.	Corresponding Acquiring Funds, each a series of MainStay Funds Trust
MainStay ICAP Equity Fund	MainStay ICAP Equity Fund
MainStay ICAP Global Fund	MainStay ICAP Global Fund
MainStay ICAP International Fund	MainStay ICAP International Fund
MainStay ICAP Select Equity Fund	MainStay ICAP Select Equity Fund